Exhibit 99.1

FOR IMMEDIATE RELEASE

New York Community Bancorp:		Astoria Financial:
Investor Contact:	Ilene A. Angarola (516) 683-4420	Investor/Media Contact: Theodore S. Ayvas (516) 327-7877

Media Contact:	Kelly Leung (516) 683-4032

SHAREHOLDERS APPROVE THE PROPOSED MERGER OF

ASTORIA FINANCIAL CORPORATION WITH AND INTO NEW YORK COMMUNITY BANCORP, INC.

Westbury, N.Y. & Lake Success, N.Y., April 26, 2016 – Shareholders of New York Community Bancorp, Inc. (NYSE: NYCB) (“New York Community”) and Astoria Financial Corporation (NYSE: AF) (“Astoria Financial”) today approved the proposed merger of the two companies.

Pending regulatory approval, and subject to the terms of the Agreement and Plan of Merger dated as of October 28, 2015, Astoria Financial will merge with and into New York Community, and Astoria Bank will merge with and into New York Community Bank.

Following the special meeting of New York Community shareholders held this morning, President and Chief Executive Officer Joseph R. Ficalora stated, “We are very grateful to our shareholders and Astoria’s for their tremendous support of the merger, as conveyed by the outcome of the meetings held today. More than 97% of the votes cast at our meeting—and at Astoria’s—were voted in its favor—a gratifying indication of our shareholders’ belief in our prospects, as well as their belief in our fundamental strategy of acquisition-driven growth.

“With today’s vote, we have moved one step closer to achieving our objective of completing this transaction, which is expected to build our earnings, our capital, and our shareholder returns. The merger, which is currently pending regulatory approval, will also expand our franchise throughout the Metro New York region, benefiting the customers of both our institutions, as well as the scores of communities we serve,” Mr. Ficalora said.

At Astoria Financial’s special meeting, which also was held this morning, Monte N. Redman, President and Chief Executive Officer of Astoria, commented, “I want to thank the shareholders of Astoria Financial Corporation for the overwhelming support they have shown regarding our plan to merge with NYCB. We are very pleased that we are planning to merge with such a strong partner and, once the deal is closed, look forward to continuing to serve the communities which have come to rely on us for the past 127 years.”

About New York Community Bancorp, Inc.

One of the largest U.S. bank holding companies, with assets of $48.5 billion, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank and New York Commercial Bank. With deposits of $29.0 billion and 256 branches in Metro New York, New Jersey, Florida, Ohio, and Arizona, the Company also ranks among the largest depositories in the United States.

Reflecting its growth through a series of acquisitions, the Community Bank currently operates through seven local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, and Roosevelt Savings Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona. Similarly, New York Commercial Bank currently operates 18 of its 30 New York-based branches under the divisional name Atlantic Bank. Additional information about the Company and its bank subsidiaries is available at www.myNYCB.com and www.NewYorkCommercialBank.com.

About Astoria Financial Corporation

Astoria Financial Corporation, with assets of $15.1 billion, is the holding company for Astoria Bank. Established in 1888, Astoria Bank, with deposits in New York totaling $9.1 billion, is the second largest thrift depository in New York and provides its retail and business customers and local communities it serves with quality financial products and services through 88 convenient banking branch locations, a business banking office in Manhattan, and multiple delivery channels, including its flexible mobile banking app. Astoria Bank commands a significant deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states. Astoria Bank originates multi-family and commercial real estate loans, primarily on rent controlled and rent stabilized apartment buildings, located in New York City and the surrounding metropolitan area and originates residential mortgage loans through its banking and loan production offices in New York, a broker network in four states, primarily along the East Coast, and correspondent relationships covering 13 states and the District of Columbia.

Cautionary Statement Regarding Forward-Looking Information

The information presented herein, and in other related communications, may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the expected financial benefits and other effects of the proposed merger of New York Community and Astoria Financial.

Forward-looking statements can be identified by the use of the words “anticipate,” “expect,” “intend,” “estimate,” “target,” and words of similar import. Forward-looking statements are not historical facts but, instead, express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.

Factors that may cause such a difference include, but are not limited to, the reaction to the transaction of the companies’ customers, employees, and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected time frames or might be less than projected; the requisite regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with New York Community’s and Astoria Financial’s respective businesses, customers, borrowings, repayment, investment, and deposit practices, and general economic conditions, either nationally or in the market areas in which New York Community and Astoria Financial operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks and important factors that could affect New York Community’s and Astoria Financial’s future results are identified in their Annual Reports on Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission (“SEC”).

Forward-looking statements are made only as of the date of this release and the related communications, and neither New York Community nor Astoria Financial undertakes any obligation to update any forward-looking statements contained herein to reflect events or conditions after the date hereof.

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